Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

by

BLUEFLY, INC.
as Borrower

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

Dated as of June 17, 2011

TABLE OF CONTENTS
		Page

PREAMBLE		1

RECITALS		1

AGREEMENT		1

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	6
SECTION 1.3.	Perfection Certificate	6
ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.	Pledge	6
SECTION 2.2.	Secured Obligations	7
SECTION 2.3.	Security Interest	7

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 3.1.	Delivery of Certificated Securities Collateral	8
SECTION 3.2.	Perfection of Uncertificated Securities Collateral	8
SECTION 3.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	9
SECTION 3.4.	Other Actions	9
SECTION 3.5.	Supplements; Further Assurances	12

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Title	13

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-ii-

-iii-

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT dated as of June 17, 2011 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Security Agreement”) made by BLUEFLY, INC., a Delaware corporation having an office at 42 West 39th Street, New York, New York 10018 (the “Borrower”), as pledgor, assignor and debtor (the Borrower, in such capacities and together with any successors in such capacities, the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at One Boston Place, 18th Floor, Boston, Massachusetts 02108, as Lender, for the ratable benefit of itself and the other Credit Parties (as defined in the Credit Agreement defined below) pursuant to the Credit Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Lender”).

RECITALS:

A.          In connection with the execution and delivery of this Security Agreement, the Borrower and the Lender, among others, have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.           This Security Agreement is given by the Grantor in favor of the Lender for the benefit of the Credit Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

C.           It is a condition to the obligations of the Lender to make the Loans under the Credit Agreement and a condition to the L/C Issuer issuing Letters of Credit under the Credit Agreement that the Grantor execute and deliver the applicable Loan Documents, including this Security Agreement.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Lender hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.      Definitions.

(a)          Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)          Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c)          The following terms shall have the following meanings:

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of applicable Law) against, all or any portion of the Collateral.

“Collateral” shall have the meaning assigned to such term in SECTION 2.1 hereof.

“Control” shall mean (i) in the case of each DDA, “control,” as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any security entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agreements” shall mean, collectively, the Blocked Account Agreements and the Securities Account Control Agreements.

“Copyrights” shall mean, collectively, with respect to the Grantor, all copyrights (whether statutory or common Law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by the Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to the Grantor, including, without limitation, the registrations and applications listed in Section IV of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to the Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Distributions” shall mean, collectively, with respect to the Grantor, all Restricted Payments from time to time received, receivable or otherwise distributed to the Grantor in respect of or in exchange for any or all of the Pledged Interests.

“Excluded Property” shall mean the following:

(a)          any license, permit or lease held by the Grantor (i) that validly prohibits the creation by the Grantor of a security interest therein or thereon or (ii) to the extent that applicable Law prohibits the creation of a security interest therein or thereon;

(b)         any Intellectual Property Collateral consisting of intent-to-use trademark applications, for which the creation by the Grantor of a security interest therein is prohibited without the consent of third party or by applicable Law;

provided, however, that in each case described in clauses (a) and (b) of this definition, such property shall constitute “Excluded Property” only to the extent and for so long as such license, permit, lease or applicable Law validly prohibits the creation of a Lien on such property in favor of the Lender and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Excluded Property”; provided further, that “Excluded Property” shall not include the right to receive any proceeds arising therefrom or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC or any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property).

 “Goodwill” shall mean, collectively, with respect to the Grantor, the goodwill connected with the Grantor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which the Grantor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of the Grantor’s business.

“Grantor” shall have the meaning assigned to such term in the Preamble hereof.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

“Letters of Credit” unless the context otherwise requires, shall have the meaning given to such term in the UCC.

 “Licenses” shall mean, collectively, with respect to the Grantor, all license and distribution agreements with any other Person with respect to any Patent, Trademark or

Copyright or any other patent, trademark or copyright, whether the Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Patents” shall mean, collectively, with respect to the Grantor, all patents issued or assigned to and all patent applications made by the Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those patents, patent applications listed in Section IV of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to the Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” shall mean that certain perfection certificate dated as of the date hereof, executed and delivered by the Grantor in favor of the Lender for the benefit of the Credit Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Lender) executed and delivered by the applicable loan party in favor of the Lender for the benefit of the Credit Parties contemporaneously with the execution and delivery of a joinder agreement executed in accordance with Section 6.12 of the Credit Agreement, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.

“Pledged Interests” shall mean, collectively, with respect to the Grantor, all Equity Interests in any issuer now existing or hereafter acquired or formed, including, without limitation, all Equity Interests of such issuer described in Schedule II hereof and all Equity Interests in any successor corporation or interests or certificates of any successor limited liability company, partnership or other entity owned by the Grantor formed by or resulting from any consolidation, merger or amalgamation in which any Person listed in Section I of the Information Certificate is not the surviving entity, together with all rights, privileges, authority and powers of the Grantor relating to such Equity Interests issued by any such issuer or any such successor Person under the Organization Documents of any such issuer or any such successor Person, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of the Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by the Grantor in any manner, and all other Investment Property owned by the Grantor; provided, however, that to the extent applicable,

Pledged Interests shall not include any interest possessing more than 65% of the voting power or control of all classes of interests entitled to vote of any CFC to the extent such pledge would result in an adverse tax consequence to the Grantor.

“Secured Obligations” shall mean the Obligations; provided, however, that Other Liabilities shall be Secured Obligations solely to the extent that there is sufficient Collateral following satisfaction of the Obligations described in clause (a) of the definition of Obligations.

“Securities Account Control Agreement” shall mean an agreement in form and substance satisfactory to the Lender with respect to any Securities Account of the Grantor.

“Securities Act” means the Securities Exchange Act of 1934 and the applicable regulations promulgated by the Securities and Exchange Commission pursuant to such Act.

“Securities Collateral” shall mean, collectively, the Pledged Interests and the Distributions.

“Security Agreement” shall have the meaning assigned to such in the Preamble hereof.

“Trademarks” shall mean, collectively, with respect to the Grantor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to the Grantor and all registrations and applications for the foregoing (whether statutory or common Law and whether established or registered in the United States or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed in Section IV of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to the Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Massachusetts, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.2.      Interpretation.  The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Security Agreement.

SECTION 1.3.      Perfection Certificate. The Lender and the Grantor agree that the Perfection Certificate, and all schedules, amendments and supplements thereto are and shall at all times remain a part of this Security Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.      Pledge; Grant of Security Interest.  As collateral security for the payment and performance in full of all the Secured Obligations, the Grantor hereby pledges and grants to the Lender for its benefit and for the benefit of the other Credit Parties, a lien on and security interest in and to all of the right, title and interest of the Grantor in, to and under all personal property and interests in such personal property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”), including, without limitation:

(i)	all Accounts;

(ii)	all Goods, including Equipment, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	all Intellectual Property Collateral;

(viii)	all Commercial Tort Claims, including, without limitation, those described in Section V of the Perfection Certificate;

(ix)	all General Intangibles;

(x)	all Deposit Accounts;

(xi)	all Supporting Obligations;

(xii)	all books and records relating to the Collateral; and

(xiii)
to the extent not covered by clauses (i) through (xii) of this sentence, all other personal property of the Grantor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property and the Grantor shall from time to time at the request of the Lender give written notice to the Lender identifying in reasonable detail the Excluded Property and shall provide to the Lender such other information regarding the Excluded Property as the Lender may reasonably request.

SECTION 2.2.      Secured Obligations.  This Security Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

SECTION 2.3.      Security Interest.  (a)  The Grantor hereby irrevocably authorizes the Lender at any time and from time to time to authenticate and file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (i) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor, (ii) a description of the Collateral as “all assets of the Grantor, wherever located, whether now owned or hereafter acquired” and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates.  The Grantor agrees to provide all information described in the immediately preceding sentence to the Lender promptly upon request.

(b)          The Grantor hereby ratifies its prior authorization for the Lender to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

(c)          The Grantor hereby further authorizes the Lender to file filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office or any similar office in any other country) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder in any Intellectual Property Collateral, without the signature of the Grantor, and naming the Grantor, as debtor, and the Lender, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 3.1.      Delivery of Certificated Securities Collateral.  The Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Lender in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Lender has a perfected first priority security interest therein.  The Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by the Grantor after the date hereof, shall promptly (and in any event within three (3) Business Days) upon receipt thereof by the Grantor be delivered to and held by or on behalf of the Lender pursuant hereto.  All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender.  The Lender shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Lender or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.  In addition, the Lender shall have the right with written notice to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.

SECTION 3.2.      Perfection of Uncertificated Securities Collateral.  The Grantor represents and warrants that the Lender has a perfected first priority security interest in all uncertificated Pledged Interests pledged by it hereunder that is in existence on the date hereof and that the applicable Organization Documents do not require the consent of the other shareholders, members, partners or other Person to permit the Lender or its designee to be substituted for the Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto.  The Grantor hereby agrees that if any of the Pledged Interests are at any time not evidenced by certificates of ownership, then the Grantor shall, to the extent permitted by applicable Law and upon the request of the Lender, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge and give the Lender the right to transfer such Pledged Interests under the terms hereof and, provide to the Lender an opinion of counsel, in form and substance reasonably satisfactory to the Lender, confirming such pledge and perfection thereof.

SECTION 3.3.      Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  The Grantor represents and warrants that the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by the Grantor to the Lender (for the benefit of the Credit Parties) pursuant to this Security Agreement in respect of the Collateral are listed on Schedule I hereto.  The Grantor represents and warrants that all such filings, registrations and recordings have been delivered to the Lender in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule I.  The Grantor agrees that at the sole cost and expense of the Grantor, (i) the Grantor will maintain the security interest created by this Security Agreement in the Collateral as a perfected first priority security interest and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Encumbrances), (ii) the Grantor shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Lender, the Grantor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Lender may  reasonably request, including the filing of any financing statements, continuation statements and other documents (including this Security Agreement) under the UCC (or other applicable Laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Lender and in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) wherever required by applicable Law in each case to perfect, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Lender hereunder, as against the Grantor and third parties (other than with respect to Permitted Encumbrances), with respect to the Collateral.

SECTION 3.4.      Other Actions.  In order to further evidence the attachment, perfection and priority of, and the ability of the Lender to enforce, the Lender’s security interest in the Collateral, the Grantor represents, warrants and agrees, in each case at the Grantor’s own expense, with respect to the following Collateral that:

(a)          Instruments and Tangible Chattel Paper.  As of the date hereof (i) no amount payable under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Section III. D. of the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed in Section III. D. of the Perfection Certificate, to the extent requested by the Lender, has been properly endorsed, assigned and delivered to the Lender, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.  If any amount payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may reasonably request from time to time.

(b)        Investment Property.  (i) As of the date hereof (1) it has no Securities Accounts other than those listed in Section III.B. of the Perfection Certificate, (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Interests with respect to which the Lender has a perfected first priority security interest in such Pledged Interests, and (3) it has entered into a duly authorized, executed and delivered Securities Account Control Agreement with respect to each Securities Account listed in Section III.B. of the Perfection Certificate with respect to which the Lender has a perfected first priority security interest in such Securities Accounts by Control.

(ii)            If the Grantor shall at any time hold or acquire any certificated securities, other than any securities of any CFC not required to be pledged hereunder, the Grantor shall promptly (a) notify the Lender thereof and endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Lender or (b) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Lender.  If any securities now or hereafter acquired by the Grantor, other than any securities of any CFC not required to be pledged hereunder, are uncertificated, the Grantor shall promptly notify the Lender thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Lender, either (a) grant Control to the Lender and cause the issuer to agree to comply with instructions from the Lender as to such securities, without further consent of the Grantor or such nominee, (b) cause a security entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Lender has Control or (c) arrange for the Lender to become the registered owner of the securities.  The Grantor shall not hereafter establish and maintain any Securities Account with any Securities Intermediary unless (1) the Grantor shall have given the Lender ten (10) Business Days’ prior written notice of its intention to establish such new Securities Account with such Securities Intermediary, (2) such Securities Intermediary shall be reasonably acceptable to the Lender and (3) such Securities Intermediary and the Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account.  The Grantor shall accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Lender and promptly upon receipt thereof, deposit any cash received by it into an account in which the Lender has Control, or with respect to any Investment Properties or additional securities, take such actions as required above with respect to such securities.  The Lender agrees with the Grantor that the Lender shall not give any entitlement orders or instructions or directions to any issuer of uncertificated securities or Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantor, unless a Cash Dominion Event has occurred and is continuing.  The Grantor shall not grant control over any Pledged Interests to any Person other than the Lender.

(iii)           As between the Lender and the Grantor, the Grantor shall bear the investment risk with respect to the Investment Property and Pledged Interests, and the

risk of loss of, damage to, or the destruction of the Investment Property and Pledged Interests, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Lender, a Securities Intermediary, the Grantor or any other Person; provided, however, that nothing contained in this SECTION 3.4(b) shall release or relieve any Securities Intermediary of its duties and obligations to the Grantor or any other Person under any Control Agreement or under applicable Law.  The Grantor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Pledged Interests pledged by it under this Security Agreement.  In the event the Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Lender may do so for the account of the Grantor and the Grantor shall promptly reimburse and indemnify the Lender for all costs and expenses incurred by the Lender under this SECTION 3.4(b) and under SECTION 9.3 hereof.

(c)        Electronic Chattel Paper and Transferable Records.  As of the date hereof no amount payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction).  If any amount payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor shall promptly notify the Lender thereof and shall take such action as the Lender may reasonably request to vest in the Lender control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Lender agrees with the Grantor that the Lender will arrange, pursuant to procedures reasonably satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantor with respect to such Electronic Chattel Paper or transferable record.

(d)        Letter-of-Credit Rights.  If the Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of the Grantor, (which, for the avoidance of doubt, shall not include any Letter of Credit issued pursuant to the Credit Agreement), the Grantor shall promptly notify the Lender thereof and the Grantor shall, at the request of the Lender, pursuant to an agreement in form and substance reasonably satisfactory to the Lender, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Lender of, and to pay to the Lender, the proceeds of, any drawing under the Letter of Credit or (ii) arrange for the Lender to become the beneficiary of such Letter of Credit, with the Lender agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

(e)          Commercial Tort Claims.   As of the date hereof it holds no Commercial Tort Claims other than those listed in Section V of the Perfection Certificate.  If the Grantor shall at any time hold or acquire a Commercial Tort Claim, the Grantor shall immediately notify the Lender in writing signed by the Grantor of the brief details thereof and grant to the Lender in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Lender.

SECTION 3.5.      Supplements; Further Assurances.  The Grantor shall take such further actions, and execute and deliver to the Lender such additional assignments, agreements, supplements, powers and instruments, as the Lender may in its reasonable judgment deem necessary or appropriate, wherever required by Law, in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Lender hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Lender or permit the Lender to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Lender from time to time upon reasonable request such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments.  If an Event of Default has occurred and is continuing, the Lender may institute and maintain, in its own name or in the name of the Grantor, such suits and proceedings as the Lender may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral.  All of the foregoing shall be at the sole cost and expense of the Grantor.  The Grantor and the Lender acknowledge that this Security Agreement is intended to grant to the Lender for the benefit of the Credit Parties a security interest in and Lien upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to, and without limitation of, each of the representations, warranties and covenants set forth in the Credit Agreement and the other Loan Documents, the Grantor represents, warrants and covenants as follows:

SECTION 4.1.      Title.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Lender pursuant to this Security Agreement or as are permitted by the Credit Agreement.  No Person other than the Lender has control or possession of all or any part of the Collateral, except as permitted by the Credit Agreement.

SECTION 4.2.      Limitation on Liens; Defense of Claims; Transferability of Collateral.  The Grantor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, the Grantor will be, the sole direct and beneficial owner of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Liens and security interest created by this Security Agreement and Permitted Encumbrances.  The Grantor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Lender and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Lender or any other Credit Party other than (i) with respect to claims or demands regarding priority of Liens, Permitted Encumbrances having priority by operation of applicable Law, and (ii) with respect to all other claims and demands, Permitted Encumbrances.  There is no agreement, and the Grantor shall not enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with the Grantor’s obligations or the rights of the Lender hereunder.

SECTION 4.3.      Chief Executive Office; Change of Name; Jurisdiction of Organization.  (a)  The exact legal name, type of organization, jurisdiction of organization, federal taxpayer identification number, organizational identification number and chief executive office of the Grantor is indicated next to its name in Sections I.A. and I.B. of the Perfection Certificate.  The Grantor shall furnish to the Lender prompt written notice of any change in (i) its corporate name, (ii) the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) its identity or type of organization or corporate structure, (iv) its federal taxpayer identification number or organizational identification number or (v) its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).  The Grantor agrees (A) not to effect or permit any such change unless all filings have been made under the UCC or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject to, with respect to priority, Permitted Encumbrances having priority by operation of applicable Law) and (B) to take all action reasonably satisfactory to the Lender to maintain the perfection and priority of the security interest of the Lender for the benefit of the Credit Parties in the Collateral intended to be granted hereunder.  The Grantor agrees to promptly provide the Lender with certified Organization Documents reflecting any of the changes described in the preceding sentence.

(b)          The Lender may rely on opinions of counsel as to whether any or all UCC financing statements of the Grantor need to be amended as a result of any of the changes described in SECTION 4.3(a).  If the Grantor fails to provide information to the Lender about such changes on a timely basis, the Lender shall not be liable or responsible to any party for any failure to maintain a perfected security interest in the Grantor’s property constituting Collateral, for which the Lender needed to have information relating to such changes.  The Lender shall have no duty to inquire about such changes if the Grantor does not inform the Lender of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Lender to search for information on such changes if such information is not provided by the Grantor.

SECTION 4.4.      Location of Inventory and Equipment.  As of the Closing Date, all Equipment and Inventory of the Grantor is located at the chief executive office or such other location listed in Schedule 5.08(b)(1) and Schedule 5.08(b)(2) of the Credit Agreement.

SECTION 4.5.      Condition and Maintenance of Equipment.  The Equipment of the Grantor is in good repair, working order and condition, reasonable wear and tear excepted.  The Grantor shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially reasonable make or cause to be made all repairs, replacements and other improvements which are necessary in the conduct of the Grantor’s business.

SECTION 4.6.      Due Authorization and Issuance.  All of the Pledged Interests have been, and to the extent any Pledged Interests are hereafter issued, such shares or other equity interests will be, upon such issuance, duly authorized, validly issued and, to the extent applicable, fully paid and non-assessable.  All of the Pledged Interests have been fully paid for, and there is no amount or other obligation owing by the Grantor to any issuer of the Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or the Grantor’s status as a partner or a member of any issuer of the Pledged Interests, other than those expressly set forth in the Organization Documents of the issuer of such Pledged Interests as in effect as of the date hereof.

SECTION 4.7.      No Conflicts, Consents, etc.  No consent of any party (including, without limitation, equity holders or creditors of the Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (A) for the grant of the security interest by the Grantor of the Collateral pledged by it pursuant to this Security Agreement or for the execution, delivery or performance hereof by the Grantor, (B) for the exercise by the Lender of the voting or other rights provided for in this Security Agreement or (C) for the exercise by the Lender of the remedies in respect of the Collateral pursuant to this Security Agreement except, in each case, for such consents which have been obtained prior to the date hereof.  Following the occurrence and during the continuation of an Event of Default, if the Lender desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Security Agreement and determines it necessary to obtain any approvals or consents of any Governmental

Authority or any other Person therefor, then, upon the reasonable request of the Lender, the Grantor agrees to use commercially reasonable efforts to assist and aid the Lender to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
SECTION 4.8.      Collateral.  All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Credit Party in connection with this Security Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects.  The Collateral described on the schedules annexed hereto or in the Perfection Certificate constitutes all of the material property of such type of Collateral owned or held by the Grantor.

SECTION 4.9.      Insurance.  The Grantor shall (i) maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Credit Agreement; (ii) maintain such other insurance as may be required by applicable Law; and (iii) furnish to the Lender, upon written request, full information as to the insurance carried.  The Grantor hereby irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as the Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that the Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Lender may, without waiving or releasing any obligation or liability of the Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Lender deems advisable.  All sums disbursed by the Lender in connection with this SECTION 4.9, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantor to the Lender and shall be additional Secured Obligations secured hereby.

SECTION 4.10.    Payment of Taxes; Compliance with Laws; Contested Liens; Claims.  The Grantor represents and warrants that all Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable or a Permitted Encumbrance.  The Grantor shall comply with all applicable Law relating to the Collateral the failure to comply with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Grantor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement.  Notwithstanding the foregoing provisions of this SECTION 4.10, no contest of any such obligation may be pursued by the Grantor if such contest would expose the Lender or any other Credit Party to (i) any possible criminal liability or (ii) any additional civil liability for failure to comply with such obligations unless the Grantor shall have furnished a bond or other security therefor satisfactory to the Lender, or such other Credit Party, as the case may be.

SECTION 4.11.    Access to Collateral, Books and Records; Other Information.  Without limitation or duplication of the provisions of Section 6.10 of the Credit Agreement, upon reasonable prior request to the Grantor, the Lender, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours, all of the Collateral including, without limitation, all of the books, correspondence and records of the Grantor relating thereto.  The Lender and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Lender, at the Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested by the Lender with regard thereto.  The Grantor shall, at any and all times, within a reasonable time after written request by the Lender, furnish or cause to be furnished to the Lender, in such manner and in such detail as may be reasonably requested by the Lender, additional information with respect to the Collateral.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.      Pledge of Additional Securities Collateral.  The Grantor shall, upon obtaining any Pledged Interests of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Lender and forthwith deliver to the Lender a pledge amendment, duly executed by the Grantor, in substantially the form of Exhibit 1 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under SECTION 3.1 and SECTION 3.2 hereof in respect of the additional Pledged Interests which are to be pledged pursuant to this Security Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Interests.  The Grantor hereby authorizes the Lender to attach each Pledge Amendment to this Security Agreement and agrees that all Pledged Interests listed on any Pledge Amendment delivered to the Lender shall for all purposes hereunder be considered Collateral.

SECTION 5.2.      Voting Rights; Distributions; etc.

(i)           So long as no Event of Default shall have occurred and be continuing, the Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document evidencing the Secured Obligations.  The Lender shall be deemed without further action or formality to have granted to the Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of the Grantor and at the sole cost and expense of the Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as the

Grantor may reasonably request in order to permit the Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this SECTION 5.2(i).

(ii)          Upon the occurrence and during the continuance of any Event of Default, all rights of the Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to SECTION 5.2(i) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall immediately cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided that the Lender shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit the Grantor to exercise such rights under SECTION 5.2(i).  After such Event of Default is no longer continuing, the Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to SECTION 5.2(i) hereof.

(iii)         So long as no Cash Dominion Event shall have occurred and be continuing, the Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with, and to the extent permitted by, the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Lender to hold as Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Grantor and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsement).  The Lender shall, if necessary, upon written request of the Grantor and at the sole cost and expense of the Grantor, from time to time execute and deliver (or cause to be executed and delivered) to the Grantor all such instruments as the Grantor may reasonably request in order to permit the Grantor to receive the Distributions which it is authorized to receive and retain pursuant to this SECTION 5.2(iii).

(iv)         Upon the occurrence and during the continuance of any Cash Dominion Event, all rights of the Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 5.2(iii) hereof shall cease and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.  After such Cash Dominion Event is no longer continuing, the Grantor shall have the right to receive the Distributions which it would be authorized to receive and retain pursuant to SECTION 5.2(iii).

(v)          The Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Lender appropriate instruments as the Lender may reasonably request in order to permit the Lender to exercise the voting and other rights which it may be entitled to exercise pursuant to SECTION 5.2(ii) hereof and to receive all Distributions which it may be entitled to receive under SECTION 5.2(iii) hereof.

(vi)         All Distributions which are received by the Grantor contrary to the provisions of SECTION 5.2(ii) or SECTION 5.2(iii) hereof shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantor and shall immediately be paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3.       Organization Documents.  The Grantor has delivered to the Lender true, correct and complete copies of its Organization Documents.  The Organization Documents are in full force and effect.  The Grantor will not terminate or agree to terminate any Organization Documents or make any amendment or modification to any Organization Documents (including electing to treat any Pledged Interests of the Grantor as a security under Section 8-103 of the UCC) except to the extent permitted pursuant to the Credit Agreement.

SECTION 5.4.      Defaults, Etc.  The Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which the Grantor is a party relating to the Pledged Interests pledged by it, and the Grantor is not in violation of any other provisions of any such agreement to which the Grantor is a party, or otherwise in default or violation thereunder, other than any such violation which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No Securities Collateral pledged by the Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against the Grantor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates, if any, delivered to the Lender) which evidence any Pledged Interests of the Grantor.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.      Grant of License.  Without limiting the rights of Lender as the holder of a Lien on the Intellectual Property Collateral, for the purpose of enabling the Lender, during the continuance of an Event of Default, to exercise rights and remedies under Article VIII hereof at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty, rent or other compensation to the Grantor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by the Grantor and to occupy any Real Property owned or leased by the Grantor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2.      Registrations.  Except pursuant to licenses and other user agreements entered into by the Grantor in the ordinary course of business, on and as of the date hereof (i) the Grantor owns/or and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any material Copyright, Patent or Trademark listed in Section IV of the Perfection Certificate, and (ii) all registrations listed in Section IV of the Perfection Certificate are valid and in full force and effect.

SECTION 6.3.      No Violations or Proceedings.  To the Grantor’s knowledge, on and as of the date hereof, there is no violation by others of any right of the Grantor with respect to any Copyright, Patent or Trademark listed in Section IV of the Perfection Certificate, respectively, pledged by it under the name of the Grantor, except any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.4.      Protection of Lender’s Security.  On a continuing basis, the Grantor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Lender of (A) any adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Patent, Trademark or Copyright necessary for the conduct of business of the Grantor or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding the Grantor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Collateral, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Intellectual Property Collateral necessary for the conduct of business of the Grantor, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral necessary for the conduct of business of the Grantor, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment, (iv) upon the Grantor’s obtaining knowledge thereof, promptly notify the Lender in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Collateral, the ability of the Grantor or the Lender to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Lender in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property Collateral or any material portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by the Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the material licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Lender for the benefit of the Credit Parties, without the consent of the Lender, (vi) until the Lender exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Lender from time to time upon the Lender’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Lender may from time to time request.  Notwithstanding the foregoing, nothing herein shall prevent the Grantor from selling, disposing of or otherwise using any Intellectual Property Collateral as permitted under the Credit Agreement.

SECTION 6.5.      After-Acquired Property.  If the Grantor shall, at any time before this Security Agreement shall have been terminated in accordance with SECTION 9.5(a), (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this SECTION 6.5 with respect to the Grantor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Security Agreement without further action by any party.  With respect to any federally registered Intellectual Property Collateral, the Grantor shall, no less frequently than once per Fiscal Quarter, (a) provide to the Lender a written notice of all of the foregoing items enumerated in clause (i) or (ii) of this SECTION 6.5 occurring during the immediately preceding Fiscal Quarter, and (b) confirm the attachment of the Lien and security interest created by this Security Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this SECTION 6.5 by execution of an instrument in form reasonably acceptable to the Lender.

SECTION 6.6.      Modifications.  The Grantor authorizes the Lender to modify this Security Agreement by amending Section IV of the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of the Grantor including, without limitation, any of the items listed in SECTION 6.5 hereof.

SECTION 6.7.      Litigation.  Unless there shall occur and be continuing any Event of Default, the Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantor, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral.  Upon the occurrence and during the continuance of any Event of Default, the Lender shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of the Grantor, the Lender or the other Credit Parties to enforce the Intellectual Property Collateral and any license thereunder.  In the event of such suit, the Grantor shall, at the reasonable request of the Lender, do any and all lawful acts and execute any and all documents requested by the Lender in aid of such enforcement and the Grantor shall promptly reimburse and indemnify the Lender, as the case may be, for all costs and expenses incurred by the Lender in the exercise of its rights under this SECTION 6.7 in accordance with SECTION 9.3 hereof.  In the event that the Lender shall elect not to bring suit to enforce the

Intellectual Property Collateral, the Grantor agrees, at the request of the Lender, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

SECTION 6.8.      Third Party Consents.  The Grantor shall use commercially reasonable efforts to obtain the consent of third parties to the extent such consent is necessary or desirable to create a valid, perfected security interest in favor of the Lender in any Intellectual Property Collateral.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1.      Special Representations and Warranties.  As of the time when each of its Accounts is included in the Borrowing Base as an Eligible Credit Card Receivable the Grantor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, and (iii) are in all material respects in compliance and conform with all applicable material federal, state and local Laws and applicable Laws of any relevant foreign jurisdiction.

SECTION 7.2.      Maintenance of Records.  The Grantor shall keep and maintain at its own cost and expense materially complete records of each Account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.  The Grantor shall, at the Grantor’s sole cost and expense, upon the Lender’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Lender or to its representatives (copies of which evidence and books and records may be retained by the Grantor).  Upon the occurrence and during the continuance of any Event of Default, the Lender may transfer a full and complete copy of the Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Lender’s security interest therein in accordance with applicable Law without the consent of the Grantor.

SECTION 7.3.      Legend.  The Grantor shall legend, at the request of the Lender made at any time after the occurrence and during the continuance of any Event of Default and in form and manner reasonably satisfactory to the Lender, the Accounts and the other books, records and documents of the Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been collaterally assigned to the Lender for the benefit of the Credit Parties and that the Lender has a security interest therein.

SECTION 7.4.      Modification of Terms, Etc.  The Grantor shall not rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business consistent with prudent business practice or in accordance with the Credit Agreement without the prior written consent of the Lender.

SECTION 7.5.      Collection.  The Grantor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account.  The costs and expenses (including, without limitation, attorneys’ fees) of collection, in any case, whether incurred by the Grantor, the Lender or any other Credit Party, shall be paid by the Grantor.

ARTICLE VIII
REMEDIES

SECTION 8.1.      Remedies.   Upon the occurrence and during the continuance of any Event of Default the Lender may, from time to time in respect of the Collateral, in addition to the other rights and remedies provided for herein, under applicable Law or otherwise available to it:

(i)         Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the

Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of the Grantor;

(ii)        Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Lender, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to the Grantor, prior to receipt by any such obligor of such instruction, the Grantor shall segregate all amounts received pursuant thereto in trust for the benefit of the Lender and shall promptly pay such amounts to the Lender;

(iii)       Sell, assign, grant a license to use or otherwise liquidate, or direct the Grantor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)       Take possession of the Collateral or any part thereof, by directing the Grantor in writing to deliver the same to the Lender at any place or places so designated by the Lender, in which event the Grantor shall at its own expense:  (A) forthwith cause the same to be moved to the place or places designated by the Lender and therewith delivered to the Lender, (B) store and keep any Collateral so delivered to the Lender at such place or places pending further action by the Lender and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.  The Grantor’s obligation to deliver the Collateral as contemplated in this SECTION 8.1 is of the essence hereof.  Upon application to a court of equity having jurisdiction, the Lender shall be entitled to a decree requiring specific performance by the Grantor of such obligation;

(v)        Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of the Grantor constituting Collateral for application to the Secured Obligations as provided in Article VIII hereof;

(vi)       Retain and apply the Distributions to the Secured Obligations as provided in Article VIII hereof;

(vii)      Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(viii)     Exercise all the rights and remedies of a secured party under the UCC, and the Lender may also in its sole discretion, without notice except as specified in SECTION 8.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable.  The Lender or any other Credit Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the fullest extent permitted by Law, the Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree.

SECTION 8.2.      Notice of Sale.  The Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by applicable Law and unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Grantor such advance notice as may be practicable under the circumstances), ten (10) days’ prior notice to the Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.  No notification need be given to the Grantor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under Law) any right to notification of sale or other intended disposition.

SECTION 8.3.      Waiver of Notice and Claims.  The Grantor hereby waives, to the fullest extent permitted by applicable Law, notice or judicial hearing in connection with the Lender’s taking possession or the Lender’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Grantor would otherwise have under law, and the Grantor hereby further waives, to the fullest extent permitted by applicable Law:  (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Lender’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law.  The Lender shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Grantor.

SECTION 8.4.      Certain Sales of Collateral.

(i)       The Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority (including, without limitation, the Securities Act, and applicable state securities Laws), the Lender may be compelled, with respect to any sale of all or any part of the Collateral (including, without limitation, Securities Collateral and Investment Property), to limit purchasers to those who meet the requirements of such Governmental Authority (which requirements may include, with respect to Securities Collateral and/or Investment Property, that such purchasers shall agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof).    The Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities Laws, even if such issuer would agree to do so.

(ii)      If the Lender determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the Grantor shall from time to time furnish to the Lender all such information as the Lender may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Lender as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(iii)     The Grantor further agrees that a breach of any of the covenants contained in this SECTION 8.4 will cause irreparable injury to the Lender and the other Credit Parties, that the Lender and the other Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 8.4 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 8.5.      No Waiver; Cumulative Remedies.

(i)         No failure on the part of the Lender to exercise, no course of dealing with respect to, and no delay on the part of the Lender in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Lender be required to look first to, enforce or exhaust any other security, collateral or guaranties.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

(ii)        In the event that the Lender shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lender, then and in every such case, the Grantor, the Lender and each other Credit Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Lender and the other Credit Parties shall continue as if no such proceeding had been instituted.

SECTION 8.6.      Certain Additional Actions Regarding Intellectual Property.  If any Event of Default shall have occurred and be continuing, upon the written demand of Lender, the Grantor shall execute and deliver to Lender an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof to the extent such assignment does not result in any loss of rights therein under applicable Law.  Within five (5) Business Days of written notice thereafter from Lender, the Grantor shall make available to Lender, to the extent within the Grantor’s power and authority, such personnel then in the Grantor’s employ as Lender may reasonably designate to permit the Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by the Grantor under the registered Patents, Trademarks and/or Copyrights, and such Persons shall be available to perform their prior functions on Lender’s behalf.

SECTION 8.7.      Application of Proceeds.  The proceeds received by the Lender in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Lender of its remedies shall be applied, together with any other sums then held by the Lender pursuant to this Security Agreement, in accordance with and as set forth in Section 8.03 of the Credit Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1.      Concerning Lender.

(i)         The actions of the Lender hereunder are subject to the provisions of the Credit Agreement.  The Lender shall have the right hereunder to make demands, to give notices,

to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Security Agreement and the Credit Agreement.  The Lender may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact.

(ii)        The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Lender, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Lender nor any of the other Credit Parties shall have responsibility for, without limitation (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Lender or any other Credit Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.  In no event shall the Lender’s or any other Credit Party’s responsibility for the custody and preservation of the Collateral in its possession extend to matters beyond the control of such Person, including, without limitation, acts of God, war, insurrection, riot, governmental actions or acts of any corporate or other depository.

(iii)       The Lender shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv)       If any item of Collateral also constitutes collateral granted to Lender under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Lender, in its sole discretion, shall select which provision or provisions shall control.

SECTION 9.2.      Lender May Perform; Lender Appointed Attorney-in-Fact.  If the Grantor shall fail to perform any covenants contained in this Security Agreement or in the Credit Agreement (including, without limitation, the Grantor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Claims, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any other obligations of the Grantor with respect to any Collateral) or if any warranty on the part of the Grantor contained herein shall be breached, the Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Lender shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Grantor fails to pay or perform as and when required hereby.  Any and all amounts so expended by the Lender shall be paid by the Grantor in accordance with the provisions of SECTION 9.3 hereof.  Neither the provisions of this SECTION 9.2 nor any action taken by

Lender pursuant to the provisions of this SECTION 9.2 shall prevent any such failure to observe any covenant contained in this Security Agreement nor any breach of warranty from constituting an Event of Default.  The Grantor hereby appoints the Lender its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, or otherwise, from time to time after the occurrence and during the continuation of an Event of Default in the Lender’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Lender may deem necessary to accomplish the purposes hereof.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  The Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3.      Expenses.  The Grantor will upon demand pay to the Lender the amount of any and all amounts required to be paid pursuant to Section 9.04 of the Credit Agreement.

SECTION 9.4.      Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Grantor, its successors and assigns, and (ii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and the other Credit Parties and each of their respective successors, transferees and assigns.  No other Persons (including, without limitation, any other creditor of the Grantor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (ii), any Credit Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Credit Party, herein or otherwise, subject, however, to the provisions of the Credit Agreement.

SECTION 9.5.      Termination; Release.

(i)         This Security Agreement, the Lien in favor of the Lender (for the benefit of itself and the other Credit Parties) and all other security interests granted hereby shall terminate with respect to all Secured Obligations when (i) the Commitments shall have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Secured Obligations shall have been indefeasibly paid in full in cash, (iii) all Letters of Credit (as defined in the Credit Agreement) shall have (A) expired or terminated and have been reduced to zero, (B) been Cash Collateralized to the extent required by the Credit Agreement, or (C) been supported by another letter of credit in a manner reasonably satisfactory to the L/C Issuer and the Lender, and (iv) all Unreimbursed Amounts shall have been indefeasibly paid in full in cash, provided, however, that (A) this Security Agreement, the Lien in favor of the Lender (for the benefit of itself and the other Credit Parties) and all other security interests granted hereby shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party or the Grantor upon the bankruptcy or reorganization of the Grantor or otherwise, and (B) in connection with the termination of this

Security Agreement, the Lender may require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Secured Obligations that may thereafter arise under Section 9.04 of the Credit Agreement.

(ii)        The Collateral shall be released from the Lien of this Security Agreement in accordance with the provisions of the Credit Agreement.  Upon termination hereof or any release of Collateral in accordance with the provisions of the Credit Agreement, the Lender shall, upon the request and at the sole cost and expense of the Grantor, assign, transfer and deliver to the Grantor, against receipt and without recourse to or warranty by the Lender, such of the Collateral to be released (in the case of a release) or all of the Collateral (in the case of termination of this Security Agreement) as may be in possession of the Lender and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

(iii)       At any time that the Grantor desires that the Lender take any action described in clause (b) of this SECTION 9.5, the Grantor shall, upon request of the Lender, deliver to the Lender an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to clause (a) or (b) of this SECTION 9.5.  The Lender shall have no liability whatsoever to any other Credit Party as the result of any release of Collateral by it as permitted (or which the Lender in good faith believes to be permitted) by this SECTION 9.5.

SECTION 9.6.      Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Lender and the Grantor.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Security Agreement or any other document evidencing the Secured Obligations, no notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

SECTION 9.7.      Notices.  Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to the Grantor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Lender, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other parties hereto complying as to delivery with the terms of this SECTION 9.7.

SECTION 9.8.      GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

SECTION 9.9.      CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)        THE GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS SITTING IN SUFFOLK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF MASSACHUSETTS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MASSACHUSETTS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  THE GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)        THE GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  THE GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)        THE GRANTOR AGREES THAT ANY ACTION COMMENCED BY THE GRANTOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE COMMONWEALTH OF MASSACHUSETTS SITTING IN SUFFOLK COUNTY OR ANY FEDERAL COURT

SITTING THEREIN AS THE LENDER MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.7.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)        EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10.    Severability of Provisions.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.11.    Execution in Counterparts; Effectiveness.  This Security Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 9.12.    No Release.  Nothing set forth in this Security Agreement shall relieve the Grantor from the performance of any term, covenant, condition or agreement on the Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Lender or any other Credit Party to perform or observe any such term, covenant, condition or agreement on the Grantor’s part to be so performed or observed or shall impose any liability on the Lender or any other Credit Party for any act or omission on the part of the Grantor relating thereto or for any breach of any representation or warranty on the part of the Grantor contained in this Security Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith.  The obligations of the Grantor contained in this SECTION 9.12 shall survive the termination hereof and the discharge of the Grantor’s other obligations under this Security Agreement, the Credit Agreement and the other Loan Documents.

SECTION 9.13.    Obligations Absolute.  All obligations of the Grantor hereunder shall be absolute and unconditional irrespective of:

(i)       any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Grantor;

(ii)      any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(iv)     any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)      any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of SECTION 9.6 hereof; or

(vi)      any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Grantor (other than the termination of this Security Agreement in accordance with SECTION 9.5(a) hereof).

SECTION 9.14.    Existing Security Agreement Amended and Restated.  This Security Agreement is an amendment and restatement of (i) the provisions of the Existing Credit Agreement with respect to the grant of security interest by the Grantor, (ii) that certain Pledge Agreement dated as of January 4, 2011 between the Grantor and the Lender, and (iii) that certain Intellectual Property Security Agreement dated as of July 26, 2005 between the Grantor and the Lender (the foregoing, each as in effect as of the date hereof, collectively, the “Existing Security Provisions”).  This Security Agreement is in no way intended to constitute a novation of the Existing Security Provisions or the Liabilities (as defined in the Existing Credit Agreement).  With respect to (i) any date or time period occurring and ending prior to the Effective Date, the Existing Security Provisions and the other Loan Documents shall govern the respective rights and obligations of any party or parties hereto also party thereto and shall for such purposes remain in full force and effect; and (ii) any date or time period occurring or ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Security Agreement (including, without limitation, the schedules hereto) and the other Loan Documents.  From and after the Effective Date, the provisions of this Security Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Existing Security Provisions.  Any security granted pursuant to or in connection with the Existing Credit Agreement and the other Loan Documents (whether pursuant to the Existing Security Provisions or otherwise) shall continue to secure the obligations of the Grantors arising pursuant to or in connection with the Credit Agreement (including all such obligations arising initially pursuant to or in connection with the Existing Credit Agreement and the other Loan Documents).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantor and the Lender have caused this Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

BLUEFLY, INC., as Grantor

By:	/ s / Kara B. Jenny
Name:	Kara B. Jenny
Title:	Chief Financial Officer and Secretary

Signature Page to Amended and Restated Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/ s / Michele L. Ayou
Name:	Michele L. Ayou
Title:	Authorized Signatory

Signature Page to Amended and Restated Security Agreement

EXHIBIT 1

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of _________, is delivered pursuant to SECTION 5.1 of that certain Amended and Restated Security Agreement (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 17, 2011, made by BLUEFLY, INC., a Delaware corporation having an office at 42 West 39th Street, New York, New York 10018 (the “Borrower”), as pledgor, assignor and debtor (the Borrower, in such capacities and together with any successors in such capacities, the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at One Boston Place, 18th Floor, Boston, Massachusetts 02108, as Lender, for the ratable benefit of itself and the other Credit Parties (as defined in the Credit Agreement referred to in the Security Agreement) pursuant to the Credit Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Lender”).  The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Interests listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

PLEDGED INTERESTS

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

BLUEFLY, INC., as Grantor
By:
Name:
Title:

AGREED TO AND ACCEPTED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

SCHEDULE I

Filings, Registrations and Recordings

1.           UCC-1 Financing Statement filed with Secretary of State of State of Delaware

2.           Grant of Security Interest in United States Trademarks filed with United States Patent and Trademark Office

SCHEDULE II

Pledged Interests

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)

Bluefly, Inc.	Eyefly LLC	limited liability company	4,420,000	8,500,000	100% of interests owned	uncertificated